CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Nagao Group Holdings Limited

We hereby consent to the incorporation by reference in the foregoing Registration Statement on Form F-1 of our report dated February 27, 2007, relating to the financial statements of Nagao Group Holdings Limited and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ Weinberg & Company. P.A.
WEINBERG & COMPANY, P.A.
Certified Public Accountants

Boca Raton, Florida
March 2, 2007